                                 Exhibit 10.19
                                 -------------

                                A G R E E M E N T
                                -----------------

                                     Between


                              HEALTH-0-METER, INC.


                                       And


                      MANUFACTURING, PRODUCTION AND SERVICE
                      WORKERS UNION, LOCAL NO. 24, AFL-CIO


                                November 14, 1994


                                     Through


                                November 13, 1997

                                TABLE OF CONTENTS



                                                                           PAGE
                                                                           ----


ARTICLE I - Recognition and Union Security.............................      1

        Section 1.1     Recognition in Bargaining Unit.................      1
        Section 1.2     Union Security.................................      1
        Section 1.3     Checkoff.......................................      1
        Section 1.4     Indemnification................................      2

ARTICLE II  -   Management Rights......................................      2

ARTICLE III -    No-Strike, No Lockout.................................      2

        Section 3.1     No Strike......................................      2
        Section 3.2     Union Responsibility...........................      3
        Section 3.3     No Lockout.....................................      4

ARTICLE IV - Hours of Work.............................................      4

        Section 4.1     Workday and Workweek...........................      4
        Section 4.2     Normal Hours...................................      4
        Section 4.3     Overtime.......................................      4
        Section 4.4     Assignment of Overtime.........................      4
        Section 4.5     Reporting Pay..................................      5
        Section 4.6     Call-In Pay....................................      5
        Section 4.7     Rest Periods...................................      6

ARTICLE V - Holidays...................................................      6

        Section 5.1     Recognized Holidays............................      6
        Section 5.2     Computation of Holiday Pay.....................      7
        Section 5.3     Eligibility....................................      7
        Section 5.4     Pay For Holidays Worked........................      8
        Section 5.5     Holidays observed During Vacation..............      8
        Section 5.6     Personal Day...................................      8

ARTICLE VI - Vacations.................................................      9

        Section 6.1     Eligibility....................................      9
        Section 6.2     Computation of Vacation Pay....................      9
        Section 6.3     Vacation Bonus.................................     10
        Section 6.4     Scheduling of Vacations........................     10
        Section 6.5     Terminated Employees...........................     10

ARTICLE VII - Grievance Procedure and Arbitration......................     10

        Section 7.1     Grievances.....................................     10
        Section 7.2     First Step.....................................     11
        Section 7.3     Second Step....................................     11
        Section 7.4     Third Step.....................................     11
        Section 7.5     Arbitration....................................     11
        Section 7.6     Authority of Arbitrator........................     12
        Section 7.7     Time Limits....................................     13
        Section 7.8     Pay For Meetings With Management ..............     13
        Section 7.9     Waiver.........................................     13
        Section 7.10    Work Stoppage Arbitration......................     13

ARTICLE VIII - Leave of Absence........................................     13

        Section 8.1     Military Leave.................................     13
        Section 8.2     Medical and Personal Leave.....................     14
        Section 8.3     Maternity Leave................................     14
        Section 8.4     Union Leave....................................     14

ARTICLE IX - Seniority.................................................     14

        Section 9.1     Definition.....................................     14
        Section 9.2     Probationary Period............................     14
        Section 9.3     Continued Accumulation.........................     14
        Section 9.4     Reduction-in Force, Layoff &
                        Recall.........................................     15
        Section 9.5     Temporary Layoffs..............................     15
        Section 9.6     Job Posting....................................     16
        Section 9.7     Termination of Seniority.......................     17
        Section 9.8     Seniority Lists................................     18
        Section 9.9     Superseniority.................................     18

ARTICLE X - Miscellaneous..............................................     18

        Section 10.1    Jury Pay.......................................     18
        Section 10.2    Injury on the Job..............................     18
        Section 10.3    Funeral Pay....................................     18
        Section 10.4    Safety Committee...............................     18
        Section 10.5    Movement of Facility...........................     19
        Section 10.6    Distribution of Paychecks......................     19
        Section 10.7    Supervisors Working............................     19
        Section 10.8    Pay Telephone..................................     19
        Section 10.9    First Aid Certification........................     19
        Section 10.10   First Aid Kits.................................     19
        Section 10.11   Disciplinary Warning Slips.....................     19
        Section 10.12   Incentive Committee............................     19
        Section 10.13   Uniforms.......................................     19

ARTICLE XI - Wages.....................................................     20

        Section 11.1   Regular Wage Rates..............................     20
        Section 11.2   Cost of Living Adjustment.......................     20
        Section 11.3   Completion of Probationary Period...............     20
        Section 11.4   Wage Rates Effective November 14, 1994..........     20
        Section 11.5   Wage Rates Effective November 20, 1995..........     22
        Section 11.6   Wage Rates Effective November 18, 1996..........     23
        Section 11.7   Daywork Job Classification......................     24
        Section 11.8   Piecework Job Classification....................     25
        Section 11.9   Employee Classification Plan
                       For Daywork Employees...........................     25
        Section 11.10  Employee Classification Plan
                       For Piecework Employees.........................     26
        Section 11.11  Daywork Wage Payment Plan.......................     27
        Section 11.12  Piecework Wage Payment Plan.....................     29
        Section 11.13  Notice of Rates.................................     36

ARTICLE XII - Insurance ...............................................     36

        Section 12.1   Agreement to Contribute.........................     36
        Section 12.2   Initial Contribution............................     36
        Section 12.3   Succeeding Contributions........................     37
        Section 12.4   Purposes........................................     37
        Section 12.5   Irrevocable Trust...............................     37
        Section 12.6   Representation as to Lawfulness
                       and Qualification...............................     37
        Section 12.7   Joint Administration............................     37
        Section 12.8   Authority of Trustees...........................     37
        Section 12.9   Employer Payments...............................     38
        Section 12.10  Delinquencies...................................     38
        Section 12.11  Corrections of Erroneous Contributions..........     39
        Section 12.12  Supplemental Coverage...........................     39
        Section 12.13  Claims Information..............................     39

ARTICLE XIII - Pension Plan............................................     40

ARTICLE XIV - Waiver and Entire Agreement..............................     40

ARTICLE XV - Duration of Agreement.....................................     40

EXHIBIT A - Job Posting Form...........................................     42

                                A G R E E M E N T

                This AGREEMENT is entered into as of the 14th day of November, 1994 between HEALTH-O-METER, INC. (hereinafter referred to as the "Company") and MANUFACTURING, PRODUCTION AND SERVICE WORKERS UNION, LOCAL NO. 24, AFL-CIO (hereinafter referred to as the "Union").

                WHEREAS, the parties desire to set forth herein their entire agreement covering rates of pay, wages, hours and other conditions of employment to be observed by the parties hereto; to secure the efficient and profitable operation of the company; to secure and sustain maximum productivity of each employee by this Agreement; and to provide the procedure for the prompt and peaceful settlement of grievances which may arise between the Company and its employees or the Union;

                NOW THEREFORE, it is agreed as follows:


                                    ARTICLE I
                         RECOGNITION AND UNION SECURITY

                SECTION 1.1. RECOGNITION IN BARGAINING UNIT. The company recognizes the Union as the sole and exclusive bargaining agency with respect to rates of pay, hours of work, and other terms and conditions of employment, for all regular production and maintenance employees, excluding office clericals,, professionals, technical employees, truck drivers, temporary and casual employees, supervisors and guards as defined in the National Labor Relations Act. This recognition is given by the Company pursuant to its obligation under the National Labor Relations Act and nothing in this clause shall be deemed as a guarantee of or obligation to continue operations or any portion thereof or as a guarantee of employment to any employee.

                SECTION 1.2. UNION SECURITY. All Employees must as a condition of employment become and remain members of the Union in good standing Forty-five
(45) days after the effective date of this agreement or upon completion of their probationary period as provided in Section 9.2 of this agreement, whichever is later.

                SECTION 1.3. CHECKOFF. Upon receipt of a lawfully executed written authorization from an employee, the Company agrees to deduct the initiation fees and the regular union monthly membership dues of such employee from the employee's first pay received each month and to remit such deduction within ten (10) days to the official designated by the Union in writing to receive such deductions. Such deduction authorization shall be revocable in the manner provided by law. The Union will notify the Company in writing of the exact amount of such regular membership dues to be deducted. The Union will notify the Company in writing of the exact amount of such regular membership dues to be deducted. The Union will refund to the Company or the employee any dues which may erroneously be deducted or any monies which may erroneously be remitted to the Union.

                SECTION 1.4. INDEMNIFICATION. The Union agrees to indemnify and hold the Company harmless against any and all claims, suits, orders or judgments, brought or issued against the Company as a result of any action taken or not taken by the Company under the provisions of this Article.




                                   ARTICLE II

                                MANAGEMENT RIGHTS
                                -----------------

                Except as specifically limited by the express language of other provisions of this Agreement, all functions of management of the enterprise shall be retained by the management of the Company. The functions listed in this Article are illustrations of the rights retained by the Company and are not intended as an all-inclusive list. The management of the manufacturing operations; methods of production; the determination of the means and places of production or manufacturing; the direction of the work force, including but not limited to, the right to direct and control all the operations or services to be performed in or at the plant or by the employees of the Company; to decide what work, products, components or services shall be performed in or made in the plant or by employees of the Company; to schedule working hours; to hire; to promote, demote, and transfer for legitimate cause; to suspend, discipline, and discharge for cause; to relieve employees because of lack of work or other legitimate reasons; to make and enforce reasonable shop rules and regulations; to establish reasonable production standards and reasonable rates for new or changed jobs; to introduce new and improved methods, materials, equipment or facilities; to change or eliminate existing methods, materials, equipment or facilities, are among the rights vested exclusively in management.


                                   ARTICLE III

                              NO-STRIKE, NO-LOCKOUT
                              ---------------------

                SECTION 3.1. NO STRIKE. During the term of this Agreement the grievance machinery of this Agreement and the administrative and judicial remedies and procedures provided by statute shall be the sole and exclusive means of settling any dispute between the employees and/or the Union and the Company whether relating to the application of this Agreement, economic matters, or otherwise. Accordingly, neither the Union nor the employees will instigate, promote, sponsor, engage in or condone any strike, slow-down, picketing, concerted stoppage of work or any other intentional interruption of production. The Company shall have the right to discharge or otherwise discipline any employee (and such discipline need not be uniform) who violates the provisions of the foregoing sentence and in the event a grievance is filed, the sole question for arbitration shall be whether the employee engaged in the prohibited activity.

                A threat to commit any of the above acts shall be considered a violation of this Article.

                SECTION 3.2. UNION RESPONSIBILITY. In the event that any employee or group of employees covered by this Agreement shall, during its term, participate or engage in any of the activities herein prohibited, the Union agrees, immediately upon being notified by the Company, to direct such employee or group of employees to cease such activity and resume work at once. This requirement will be deemed satisfied if the Union takes the following steps:

                (1) Post signed copies of the following notice on the designated bulletin boards:

                "Employees of Health-o-meter":

                         We have been advised by the Company that acts
                interfering with production which are prohibited by our collective bargaining agreement have occurred. If you are engaging in or have engaged in such activity, you are hereby officially instructed to cease participation immediately and resume normal operations. Your failure to resume normal operations may subject you to severe discipline including discharge. All Union officials and employees are being sent a copy of this notice and no one is authorized to give contrary instructions.

                                  Manufacturing, Production and
                                  Service Workers Union, Local No. 24

                                             By:______________________
                                           "President"

                (2) Mail a copy of the above notice duly signed to each employee in the bargaining unit or to employees in the bargaining unit participating in the interference with production.

                (3) If the Union in good faith abides by the foregoing provisions of this Article, it shall be absolved of any damages for any claimed violation of this Article.

                SECTION 3.3. NO LOCKOUT. During the term of this Agreement the Company agrees that there shall be no lockout on its part for any reason whatsoever including controversies and grievances between the Company, the Union, and the employees.

                                   ARTICLE IV

                                  HOURS OF WORK
                                  -------------

                SECTION 4.1. WORKDAY AND WORKWEEK. The employee workday will be a twenty-four (24) hour period commencing with the scheduled starting time of the regular first shift except that for first shift employees whose regular job assignments commence daily prior to the starting time of the regular first shift, the workday shall commence at the regular starting time of their job assignments.

                The employee workweek shall be a period of seven (7) consecutive twenty-four (24) hour days commencing with the scheduled starting time of the regular first shift on Monday; except that for the first shift employees whose regular job assignments commence daily prior to the starting time of the regular first shift, such workweek shall commence on Monday at the starting time of their job assignments.

                SECTION 4.2. NORMAL HOURS. For purposes of computing overtime only, a normal workday shall consist of eight (8) consecutive hours, exclusive of meal periods, and a normal workweek shall consist of five (5) consecutive normal workdays.

                SECTION 4.3. OVERTIME PAY. Overtime pay shall be paid at the rate of one and one-half (1-1/2) times the regular straight-time earnings for all hours worked in excess of eight (8) hours in one workday and in excess of forty (40) hours in one work-week. For the purpose of computing weekly overtime only, an employee eligible to receive holiday pay under the provisions of
Article V will be credited with eight (8) hours worked whether such hours were actually worked or not. There shall be no pyramiding of overtime, nor shall holiday pay and overtime pay be paid for the same hours.

                Employees shall receive time and one-half (1-1/2) for all work performed on Saturday.

                Employees shall receive double time for all work performed on Sunday.

                SECTION 4.4. ASSIGNMENT OF OVERTIME. Overtime work shall be required on a reasonable basis as a condition of continued employment. The Company shall determine the need for overtime work and shall schedule it in accordance with the following:

                (a) overtime will first be assigned to the employee or employees regularly scheduled to work an the particular assignment.

                (b) Upon reasonable request honored by the Company to be excused from the work assigned under (a) above, the work shall be assigned to an employee (or employees) in the same job classification and department as the employee or employees so excused. In making such assignments under this paragraph (b), the Company shall attempt to make said assignment of overtime hours as equally as practicable among employees who are qualified to perform the work. An employee who fails for any reason to work assigned overtime or who is excused shall, for equal distribution purposes, be credited with having worked the overtime that was available.

                (c) If upon the complaint of an employee, it is determined that there has been a misassignment or an error in the distribution of overtime hours under paragraph (b) above, such employee shall be given preference for future overtime assignments for which he is qualified in his classification and department and such future preference shall be the sole remedy for the misassignment or error in overtime distribution.

                (d) An employee scheduled to work on Saturday will be notified of such assignment before the end of his shift Thursday except in those cases where the Company did not know of the condition causing the overtime work in time to give such notice.

                SECTION 4.5. REPORTING PAY. An employee who reports for work at his scheduled starting time and has not been notified by the Company not to report shall receive not less than four (4) hours pay at his regular straight-time rate, unless the failure to work is due to the fault or refusal of the employee, the disciplining of him, a stoppage of work in connection with a labor dispute, or causes beyond the Company's control, such as, but not limited to, accidents, fires, power breakdowns, or extreme weather.

                An employee who completes more than four (4) hours of work but less than six (6) hours of work, will be guaranteed six (6) hours of work or pay.

                SECTION 4.6. CALL-IN PAY. An employee who is called in to work at a time other than his scheduled starting time shall receive a guaranteed minimum of four (4) hours pay at the rate of pay for the job to which he is assigned.

                SECTION 4.7. REST PERIODS. Employees working on daywork jobs shall be given two fifteen (15) minute rest periods, one in the first half of his normal 8 hour day and the other in the second half of his normal 8 hour day.

                Employees working on piece work jobs are provided with an allowance for personal and fatigue time in the calculation of their incentive earnings and shall be permitted to the take rest periods in accordance with such allowances.

                The time of such rest periods may be specified by the Company, but such rest periods shall be scheduled as close to mid-morning and mid-afternoon as possible.






                SECTION 4.8. CHANGE IN WORKWEEK.

                (a) The Company will have the right to institute a four (4) day workweek at ten (10) hours per day with overtime after ten (10) hours during the period Monday through Thursday for the entire plant or any part thereof.

                (b) The Company will have the right to institute a special shift for Friday, Saturday and Sunday consisting of new hires at the above new hire rates and at straight time pay and also consisting of current employees at existing contract rates including applicable premium pay. Seniority and any other applicable contract provisions will apply in the selection of such special shift employees.

                                    ARTICLE V

                                    HOLIDAYS
                                    --------

                SECTION 5.1. RECOGNIZED HOLIDAYS. The following days shall be considered holidays:

                New Year's Day                   Day after Thanksgiving
                Good Friday                      Day before Christmas Day
                Memorial Day                     Christmas Day
                Independence  Day                Day before New Year's Day
                Labor Day                        Employee's Birthday
                Thanksgiving  Day

                The Employee's birthday may be observed on the following Friday or Monday.

                When a holiday falls on Saturday, the preceding Friday will be observed as the holiday.

                When a holiday falls on Sunday, the following Monday will be observed as the holiday.

                When Christmas and New Year's fall, or are observed, on Monday, the holidays scheduled for the day before Christmas and New Year's will be observed on the preceding Friday.

                When Christmas and New Year's fall, or are observed, on Tuesday or Friday, the day preceding each will be observed as the holidays scheduled for the Day before Christmas Day and the Day before New Year's Day.

                When Christmas and New Year's fall an Wednesday, the two days preceding Christmas will be observed as the holidays scheduled for the Day before Christmas Day and the Day before New Year's Day.

                When Christmas and New Year's fall on Thursday, the Friday following each will be observed as the holidays scheduled for the Day before Christmas Day and the Day before New Year's Day.

                A holiday as recognized herein shall be a period of twenty-four
(24) consecutive hours commencing at the same hour of the day as the beginning of the employees' workday.

                SECTION 5.2. COMPUTATION OF HOLIDAY PAY. Employees eligible for holiday pay for a holiday not worked shall receive eight (8) hours pay at their regular straight-time rate computed as follows:

                  (a) Holiday pay for an employee who is regularly scheduled on the night shift at the time a holiday is observed shall be paid his night shift differential in addition to his regular holiday pay.

                  (b) Holiday pay for a daywork employee shall be computed on the basis of his regular day work hourly rate in effect at the time the holiday is observed, excluding night shift differential and premium pay for overtime worked.

                  (c) Holiday pay for a piecework employee shall be computed on the basis of his average hourly earnings calculated in accordance with
         Section 11.12, 8 (a), Payment of Average Earnings.

                SECTION 5.3. ELIGIBILITY. In order to be eligible for holiday pay for holidays not worked, an employee must have completed his probationary period and must have worked at least one full day in the workweek in which the holiday is observed, and must also have worked the scheduled day immediately preceding the holiday and the scheduled day immediately after the holiday. Management may excuse absence for a partial day or for a full day. It is understood that such excuse shall not be unreasonably denied.

                An employee who is not actively at work during the week in which a holiday occurs because of disabling illness or injury will become eligible for holiday pay if he returns to work within ninety (90) days following the holiday and works one full workweek immediately thereafter.

                The Company shall notify employees of scheduled work to be performed on a premium workday which falls immediately prior to or following a holiday within ten (10) days of the premium workday. Employees desiring to be excused from working the premium workday without jeopardy to their holiday pay shall make such request not later than seven (7) days prior to the premium workday. Depending on business conditions, plant operations and the number of employees making such requests, management may excuse employees from working the premium workday; however, it is understood that such excuse shall not be unreasonably denied. Management shall respond to employee requests not later than the end of their Monday shift preceding the premium workday. All conditions being equal, requests will be honored in seniority order with due regard to equitable rotation.

                SECTION 5.4. PAY FOR HOLIDAYS WORKED. In the event an employee is required to work on any of the recognized holidays he shall be paid triple time for all hours actually worked plus holiday pay for the difference between the number of hours worked that day (if less than eight (8)), and eight (8).

                An employee who is scheduled to work on a holiday and who without reasonable cause fails to report and perform such holiday work shall receive pay for such holiday not worked provided he meets the other eligibility requirements. However, he may be subject to disciplinary action for failure to report and perform the scheduled work.

                SECTION 5.5. HOLIDAYS OBSERVED DURING VACATION. When a holiday is observed during an eligible employee's scheduled vacation he shall be paid for the unworked holiday in addition to his vacation pay without regard to the provisions of Section 5.3. As an option, an employee may elect to receive an additional day of vacation in lieu of the holiday pay. The additional day of vacation shall be the last scheduled day preceding or the first scheduled day following the vacation.

                An employee who has elected to receive an additional day of vacation as provided in this section but who is required to work on both his last scheduled work day immediately preceding and his next scheduled workday immediately following his vacation, shall be paid for such next scheduled workday immediately following his vacation as though it were a holiday worked by him. In no event, however, shall he be paid triple time for more than eight hours work.

                SECTION 5.6. PERSONAL DAY. All full-time non-probationary employees shall be granted one (1) personal day off with pay each year of this Agreement. Notice of such day shall be given to the Company as far in advance as practicable. A request for a particular day off shall not be unreasonably denied by the Company.

                                   ARTICLE VI

                                    VACATIONS
                                    ---------

                SECTION 6.1. ELIGIBILITY. Effective January 1, 1992 an employee who on or before December 1st of the current calendar year has attained both years of continuous service and the days of attendance as indicated in the table below shall be eligible for vacation as follows:


Years                                                                              Days of
of                                                                                 Attendance Prior
Service  1    2    6    7      8     9     12     13     14   15     16     20     Calendar Year*
-----------------------------------------------------------------------------------------------

         5   10   12   13     14    15     16     17     18   19     20     21     120  or more
         4    8   10   10     11    12     13     14     14   15     16     17     100  - 119
Days     3    6    7    8      8     9     10     10     11   11     12     13      80  -  99
of       2    4    5    5      6     6      6      7      7    8      8      9      60  -  79
Vacation 1    2    2    3      3     3      3      3      4    4      4      5      40  -  59
         0    0    0    0      0     0      0      0      0    0      0      0       0  -  39

*      12 month period commencing with date of hire for an employee who has only one year of seniority on or before December 1st of the current calendar ear.

                For the purpose of determining the number of days worked, only whole days worked shall be counted.

                In order to be eligible for a vacation in the current calendar year, an employee must work for the Company on the last scheduled workday in the prior calendar year. If he should be absent for any reason on such last scheduled workday, he may qualify for a vacation by working at least one full day of the current calendar year.

                SELECTION 6.2. COMPUTATION OF VACATION PAY. For each day of vacation an employee shall receive eight (8) hours of vacation pay at his regular straight time rate computed in accordance with the following:

                (a) An employee regularly scheduled to work on the night shift during the period immediately prior to vacation shall be paid a night shift differential in addition to his regular vacation pay.

                (b) Regular vacation pay for a day work employee shall be computed on the basis of his regular day rate in effect at the time the employee takes his vacation, excluding night shift differential and premium pay for overtime worked.

                (c) Regular vacation pay for a piecework employee shall be computed on the basis of his average hourly earnings calculated in accordance with Section 11.12, paragraph 8 (a), Payment of Average Earnings.

                SECTION 6.3. VACATION BONUS. Vacation bonus will be added to an employee's vacation pay at the rate of one (1) hour's pay for each full year of seniority in excess of 18 years. Such bonus will be calculated in the same manner as vacation pay.

                SECTION 6.4. SCHEDULING OF VACATIONS. As promptly as possible after January 1st of each year each employee entitled or expected to become entitled to take vacation time off in that year will be requested to specify the vacation period or periods he desires.

                In the event that the orderly operations of the plant would be jeopardized, the Company reserves the right to limit the number of employees in a department who may take their vacation allotment in any single week. The Company's right to limit is conditioned upon the right of the most senior employees to have preference and to take their time allotments so long as there are employees remaining who are qualified to perform the work required by the Company during the week in question. If an employee has not filed a request by April 1st his seniority shall not be given consideration when scheduling his vacation.

                Vacations must be taken in the current calendar year and shall not be allowed to accrue from one year to the next.

                Upon mutual agreement of the Company and the employee, pay in lieu of vacation time off may be taken by an employee in any calendar year in which the employee is eligible for vacation.

                The Company reserves the right to schedule a plant shutdown for vacation commencing with the first Monday in July. Employees will be given sixty
(60) days notice of such shutdown.

                Employees entitled to more vacation than the period of the plant shutdown may take such additional vacation at a time selected by the Company, according due consideration to the preference of the employee, which preference may be based on seniority, all other factors being relatively equal.

                SECTION 6.5. TERMINATION EMPLOYEES. An employee terminated for any reason during a year in which he is eligible for a vacation shall receive his vacation pay at the same time he receives his pay for the last period worked.




                                   ARTICLE VII

                       GRIEVANCE PROCEDURE AND ARBITRATION
                       -----------------------------------

                SECTION 7.1. GRIEVANCES. A grievance shall be defined as a claim by the employees or the Union that the Company has violated or is violating the provisions of a specific section or sections of this Agreement.

                The provisions of this Article shall set forth the sole and exclusive procedures for the adjustment of any grievance of the employees or the Union.

                SECTION 7.2. FIRST STEP. A grievance must first be raised by the employee with his foreman, either with or without his Steward at the employee's option. A grievance must be raised within three working days of its occurrence. A grievance involving a continuing violation may be raised at any time during the period of such continuation, but in no case will the resolution of such grievance have any retroactive effect before the date upon which it was raised.

                SECTION 7.3. SECOND STEP. Upon denial of the grievance by the foreman or upon his failure to respond within three working days, the employee and his Steward may appeal the grievance within five additional working days to the Vice President of Human Resources by a written submission signed by both the employee and the Steward. The Vice President of Human Resources shall then have three working days within which to answer the grievance in writing.

                SECTION 7.4. THIRD STEP. Upon denial of the grievance by the Vice President of Human Resources or upon his failure to answer the grievance in writing within three workdays of his receipt of the grievance, the Union may appeal the grievance to the Vice President of Manufacturing which grievance shall designate the specific section or sections of this Agreement which are claimed to have been violated by the Company. The Vice President of Manufacturing shall respond to the grievance in writing within five (5) working days from his receipt of the grievance. Upon mutual agreement of the parties, they shall meet for the purpose of discussing the grievance.

                Upon mutual agreement of the parties to this Agreement, any step or steps of this grievance procedure may be omitted in a particular case. Any grievance brought by the Union on behalf of itself shall commence at the Third Step.

                SECTION 7.5. ARBITRATION. Upon denial of the grievance by the Vice President of Manufacturing, his failure to respond within five (5) working days of his receipt of the grievance, or upon the Union's dissatisfaction with the Vice President of Manufacturing's proposed settlement of the grievance at the meeting or meetings held for such purpose, if any, the Union alone may appeal the grievance to arbitration under the following procedure:

                (a) Within ten (10) days of receipt of the Company's last answer, the Union must give written notice to the Vice President of Manufacturing of its desire to proceed to arbitration.

                (b) If the grievance is appealed to arbitration, representatives of the Company and the Union shall meet to select an arbitrator. If the parties are unable to agree on an arbitrator within (10) working days after the Union has served its written notice upon the Company, the parties shall request the Federal Mediation and Conciliation Service to submit a list of five arbitrators. The Union shall strike two names from the list and the Company shall then strike two names and the person whose name remains shall be the arbitrator, provided that either party, before striking any names, shall have the right to reject one panel of arbitrators.

                (c) The arbitrator shall be notified of his selection by a joint letter from the Company and the Union requesting that he set a time and place for the hearing, subject to availability of the Company and Union representatives, and the letter shall specify the issue(s) to the arbitrator in the following form:

                  "Did the Company violate Section(s) of its labor agreement with the Union by taking the action or position complained of in Grievance No.______________?"

                (d) The costs of the arbitrator and hearing room, if any, and of a transcript, if jointly requested, shall be borne equally by the parties. If a transcript is requested by only one party, that party shall assume the full cost of same, including that of the arbitrator's copy. Each party shall bear its own costs of preparation, including those of witnesses and representatives at the hearing.

                SECTION 7.6. AUTHORITY OF ARBITRATOR. If the matter sought to be arbitrated does not involve a grievance concerning the interpretation or application of any term or condition of this Agreement, the arbitrator shall so rule in his award.

                An arbitrator shall have no authority to add to, detract from or amend in any way the express terms of this Agreement. It is understood that the parties intended nothing more than that which is expressly set forth in this Agreement or in any written, mutually executed supplement or amendment hereto.

                The decision of the arbitrator shall be final and binding upon the Company, the Union and the employees.

                SECTION 7.7. TIME LIMITS. All time limits set forth in an Article shall be rigidly maintained unless the parties specifically agree to the waiver of same in a particular case. If no such waiver takes place, a grievance not timely raised or appealed shall be deemed waived and settled as of the last answer. Any grievance not timely answered by the Company shall be deemed denied and immediately appealable to the next step.

                SECTION 7.8. PAY FOR MEETINGS WITH MANAGEMENT. Time spent in meetings with management shall be paid for as follows:

         If the grievant or Steward is a daywork employee he shall be paid his regular daywork rate.

         If the grievant or Steward is a piecework employee he shall be paid in accordance with the allowance rules set forth in Section 11.12.

                SECTION 7.9. WAIVER. Since the Company has granted the employees a grievance and arbitration procedure for resolving grievances, the Union and the employees waive their right to pursue any judicial remedy against the Company as to any matter subject to the procedures established in this article until said procedures have been exhausted.

                SECTION 7.10. WORK STOPPAGE ARBITRATION. Notwithstanding the foregoing procedure, if the Union or any of its members violates Article III of this Agreement the Union agrees to have the matter immediately submitted to an arbitrator of the Company's choice to adjudicate the existence of the work stoppage. The sole question presented to the arbitrator shall be whether in fact employees are engaging in a work stoppage. If the arbitrator finds that a work stoppage has occurred, he shall order the employees to cease their activity and to return immediately to work. Utilization of the procedure established in this
Section is purely discretionary with the Company and shall not operate as a condition precedent upon the Company's resort to other contractual, administrative, or judicial remedies.

                                  ARTICLE VIII

                                LEAVE OF ABSENCE
                                ----------------

                SECTION 8.1. MILITARY LEAVE. Leaves of absence shall be granted to employees who enter into the Armed Forces of the United States. Such employees shall be accorded reinstatement rights in accordance with the Selective Service Act, as amended, upon release from service.

                SECTION 8.2. MEDICAL AND PERSONAL LEAVE. Upon written request on a form provided by the Company, employees may request a leave of absence for medical or personal reasons. The Company will give consideration to the circumstances of each application and shall have the right to determine whether or not the leaves shall be granted and the duration of any such leave. Such requests shall not be unreasonably denied. Any leave required to be granted pursuant to law will be granted in accordance with applicable law.

                SECTION 8.3. MATERNITY LEAVE. A leave of absence for pregnancy will be granted by the Company. The effective date and the duration of leave shall take into consideration the recommendations of the employee's personal physician.

                SECTION 8.4. UNION LEAVE. Upon request of the Union in writing submitted to the Company, a maximum of two (2) duly selected employees at a time will be given a leave of absence not to exceed two (2) weeks in duration in order to attend annual Union conventions; provided that such request shall be submitted at a reasonable time but not less than two (2) weeks in advance of the commencement of the leave.

                                   ARTICLE IX

                                    SENIORITY
                                    ---------

                SECTION 9.1. DEFINITION. For the purpose of serving as a qualification of benefits expressly provided for in this Agreement and for no other purpose, plant seniority shall be defined as the length of an employee's continuous service with the Company at the plant covered by this Agreement, dating from his last date of hire.

                SECTION 9.2. PROBATIONARY PERIOD. Each employee shall be considered as a probationary employee for his first forty-five (45) calendar days; provided that upon written notice to the Union, the Company can extend the probationary period an additional thirty (30) calendar days.

                When an employee has completed his probationary period his plant seniority shall date from his date of hire. There shall be no seniority among probationary employees, who may be laid off, discharged, or otherwise terminated at the sole discretion of the Company.

                SECTION 9.3. CONTINUED ACCUMULATION. When an employee is promoted from a bargaining unit job to a position outside the unit, he shall continue to accumulate seniority for an additional period, not to exceed one year. If he is transferred back to the bargaining unit, he shall be entitled to a job in accordance with such total seniority and ability as if he has been on layoff.

                SECTION 9.4. REDUCTION-IN-FORCE, LAYOFF AND RECALL. In the event of a reduction-in-force the employee or employees with the least seniority shall be laid off, provided the remaining employees are qualified to perform the work required. The following procedures shall apply in effecting such reduction-in-force:

                (a) If an employee whose job is eliminated is not the least senior employee in his department, he shall displace the least senior employee in the department whose work he is qualified to perform.

                (b) If an employee whose job is eliminated is the least senior employee in his department or if he is not qualified to displace a less senior employee in the department, he shall be removed from the department.

                (c) If an employee removed from his department under (b)above is not the least senior employee in the plant, he shall displace the least senior employee in the plant whose work he is qualified to perform.

                (d) If an employee removed from his department under (b) above is the least senior employee in the plant or if he is not qualified to displace a less senior employee in the plant, he shall be laid off.

                (e) The provisions of (a), (b), (c) and (d) above shall be applicable to an employee who is displaced by a senior employee in which event the displaced employee shall be treated as though he were an employee whose job has been eliminated by a reduction-in-force.

                (f) No employee with seniority shall be displaced under (a) or
         (c) above if there is a job opening in the plant for which the senior employee is qualified, in which event said senior employee will be assigned to the job opening.

                When job openings occur, laid off employees with seniority will be recalled in order of seniority, provided they are qualified to performed the work.

                SECTION 9.5. TEMPORARY LAYOFFS. In cases of temporary curtailment of work not exceeding two (2) workdays, decreases in force may be made by the Company without regard to the provisions of this Article, provided that the period of temporary layoff may be extended by one (1) additional day upon mutual agreement of the Company and the Union. The Union will not unreasonably withhold its agreement to such an extension.

                If other work is available in the plant and the Company offers the option to employees to perform this work, qualified employees affected by the temporary layoffs will be given the option by seniority to perform this work.

                SECTION 9.6. JOB POSTING. In the event that a permanent job vacancy develops in a classification covered by this agreement, notice of such vacancy shall be posted on the form set forth in exhibit A for a period of two
(2) workdays during which employees may apply therefore in writing to the Vice President of Human Resources. This provision shall not be construed to mean that employees have the right to select their job assignments within their classification. Job assignments shall be made with due regard for seniority and qualifications to perform the work required. A copy of each job posting will be given to each union steward. At the conclusion of the posting period a copy of the completed form will be posted showing the names of the bidders and the identification of the successful bidder, if any. A copy of the completed form will be furnished to any steward or any of the unsuccessful bidders upon request. Upon request by an unsuccessful bidder, the reason for his failure to get the job assignment will be explained to him.

                The Company is not obligated to consider a bid by a probationary employee or an employee who has been assigned to his current job for less than thirty (30) days.

                The job will be filled in accordance with the following:

                (a) First consideration shall be given to any employee who previously held the vacant job but was displaced or removed from such job pursuant to the provisions of Section 9.4., provided that the employee is qualified to perform the work.

                (b) In the event that the vacant job is not filled under (a) above, consideration shall be given to employees whose regular department is the department wherein the vacancy has occurred. As between employees whose skill and ability is relatively equal, primary consideration shall be given to seniority.

                (c) In the event that no employees covered under (b) above apply or if the Company decides that none of the applicants under (b) above have the necessary skill and ability, consideration shall be given to employees in the plant. As between such employees whose skill and ability is relatively equal, primary consideration shall be given to seniority.

                Nothing contained in this Section shall prevent the Company from temporarily filling a posted vacancy until it is determined whether there are applicants with the ability to perform satisfactorily the work involved or from offering the posted vacancy to a qualified employee who did not apply, or hiring a new qualified employee for the vacancy if there are no applicants during the period of posting, or if none of the applicants has the ability to perform satisfactorily the work involved.

                Permanent job vacancies, except for entry level jobs, will not go unposted for bidding purposes for more than thirty (30) days after the Company determines such permanent vacancy.

                Any employee who accepts a position in another job classification pursuant to this Section and fails to demonstrate his ability during a trial period, if any, to perform the work involved in a satisfactory manner shall be retransferred to his former classification, displacing the employee, if any, who replaced him.





                SECTION 9.7. TERMINATION OF SENIORITY. Seniority and the employment relationship shall be terminated when an employee:

                (a) Voluntarily leaves the Company's employment by resignation or quits; or

                    (i) Is absent from work for three (3) consecutive working
                days without reporting the reason for such absence;

                    (ii) Fails to report for work at the expiration of vacation or leave of absence unless excused in advance by the Company; or

                    (iii) If a laid off employee fails to report for work within a period of three (3) working days, unless such period is extended by the Company;

                (b) Is discharged for cause;


                                   -17

                (c) Is laid off and not recalled to work for the Company within a period of two (2) years or the length of his seniority at the time of layoff, whichever is shorter;

                (d) Is absent from work due to disabling illness or injury for a period of two (2) years or the length of his seniority at the time he last worked for the Company, whichever is shorter, which time may be extended by the Company; or

                (e) Works for another employer or is self-employed while on a leave of absence from the Company, unless excused by the Company; or

                (f) Retires.

                SECTION 9.8. SENIORITY LISTS. Once each six (6) months the Company will furnish the Chief Union Steward with an up-to-date seniority list, a copy of which will be posted on the Union Bulletin Board.

                SECTION 9.9. SUPERSENIORITY. Union Stewards shall head the seniority list for the plant during their respective terms of office. Such preferred seniority shall be applicable only to prevent their being laid off for a period in excess of three (3) working days, provided they are qualified to perform a remaining job or jobs in the plant.

                                    ARTICLE X

                                  MISCELLANEOUS
                                  -------------

                SECTION 10.1. JURY PAY. An employee who is called for Jury Service will be granted time off with pay. In the case of a daywork employee, such pay will be computed at his regular daywork hourly rate for hours for each day of Jury Service, less the amount of jury pay received. In the case of a piecework employee, such pay shall be computed at the hourly rate for his classification for eight (a) hours for each day of Jury Service, less the amount of jury pay received.

                SECTION 10.2. INJURY ON THE JOB. An employee who is injured on the job, reports such injury on the day of its occurrence, and is sent to the Company doctor, shall receive pay for the balance of his scheduled shift upon certification by the doctor that he is unable to work the balance of the day. Such pay in the case of a daywork employee will be computed at his regular day work hourly rate and such pay for a piecework employee will be computed in accordance with the allowance rules set forth in Section 11.12.

                SECTION 10.3. FUNERAL PAY. When a death occurs in a non-probationary employee's immediate family (spouse, parent, child, sister, brother, or parent-in-law), he shall be granted time off with pay for not less than one (1) normal workday nor more than three (3) normal workdays (for the death of a grandparent, no more than two (2) normal workdays; and for the death of a grandchild, brother-in-law or sister-in-law, no more than one (1) normal workday), provided the employee attends the funeral. Such pay in the case of a daywork employee will be computed at his regular daywork hourly rate, and such pay in the case of a piecework employee will be computed at the base rate of his piecework classification.

                SECTION 10.4. SAFETY COMMITTEE. Two employees designated by the Union shall attend and participate in monthly safety meetings. A daywork employee shall be paid his regular daywork hourly rate. A piecework employee shall be paid in accordance with the allowance rules set forth in Section 11.12.

                SECTION 10.5. MOVEMENT OF FACILITY. In the event the plant and/or any of its operations are moved to another location, employees affected by such move will be offered the opportunity to transfer, and this contract shall continue in effect until its expiration date, provided the Union represents a majority of the employees at such new location after the move.

                SECTION 10.6. DISTRIBUTION OF PAYCHECKS. Paychecks shall be distributed to employees each Friday following the afternoon rest period.

                SECTION 10.7. SUPERVISORS WORKING. Supervisors shall not perform bargaining unit work which results in the displacement of qualified bargaining unit employees on straight time or overtime, except when an emergency arises, when the work is experimental or instructional in nature, or is negligible in amount.

                SECTION 10.8. PAY TELEPHONES. Two pay telephones shall be installed in convenient locations for the use of employees.

                SECTION 10.9. FIRST AID CERTIFICATION. Within forty (40) days following the effective date of this agreement, designated first-aid personnel shall update their certification cards.

                SECTION 10.10. FIRST AID KITS. There shall be one emergency first-aid kit located in each department.

                SECTION 10.11. DISCIPLINARY WARNING SLIPS. Each six (6) months the Company will notify the Chief Union Steward of disciplinary warning slips not retained by the Company for more than six (6) months.

                All disciplinary suspensions and discharges will be issued in the presence of the Vice President of Human Resources or his designated representative, the Foreman, a Union Steward and the employee involved.

                SECTION 10.12. INCENTIVE COMMITTEE. An incentive committee meeting will be held monthly at the Union's request. Company and Union incentive committee will consist of not more than two persons each who will be knowledgeable of the subject matter to be discussed.

                SECTION 10.13. UNIFORMS. Adequate protective clothing will be providing by the Company for employees performing painting job and tank cleaning job as directed by supervision.

                                   ARTICLE XI

                                      WAGES
                                      -----

                SECTION 11.1. REGULAR WAGE RATES. Effective November 14, 1994 wage rates will be as set forth in Section 11.4. Daywork employees will be given increases to place them in the same relative position in their rate range. Piecework employees will be paid in accordance with the provisions of Section 11.12.

                Commencing with the first pay period next succeeding the first anniversary of this Agreement, wage rates will be as set forth in Section 11.5. These wage rates will be applied in the same manner as described above.

                SECTION 11.2. COST OF LIVING ADJUSTMENT. The $0.28 COLA payment in effect at the conclusion of the 1982 Agreement shall continue to be paid as an "add-on" to hours worked and paid for the duration of the 1994 contract.

                SECTION 11.3. COMPLETION OF PROBATIONARY PERIOD. A daywork employee will receive a ten cent($0.10) per hour increase upon completion of his probationary period.

                                                   EFFECTIVE NOVEMBER 14, 1994
                SECTION 11.4. WAGE RATES.

                             DAYWORK RATE STRUCTURE
                             ----------------------

 Labor                Minimum              Mid-Range              Maximum
 GRADE                RATE                   RATE                  RATE
-------------------------------------------------------------------------

 1                    $7.77                $8.20                  $8.63



 Labor                Minimum            Mid-Range                Maximum
 GRADE                RATE                 RATE                    RATE
-------------------------------------------------------------------------
 2                    $8.13                $8.58                  $9.03
 3                    $8.52                $9.00                  $9.47
-------------------------------------------------------------------------
 4                    $8.92                $9.41                  $9.91
 5                    $9.39                $9.91                 $10.43
 6                    $9.92               $10.47                 $11.02
-------------------------------------------------------------------------
 7                   $10.84               $11.44                 $12.04
 8                   $11.70               $12.35                 $13.00
 9                   $12.66               $13.37                 $14.07
-------------------------------------------------------------------------
10                   $14.36               $15.16                 $15.96
-------------------------------------------------------------------------




                            PIECEWORK RATE STRUCTURE
                            ------------------------

 Labor               Base                    Hourly           Earning
 Grade               Rate                     Rate           objective
---------------------------------------------------------------------------
   1              $7.66                       $8.14           $9.58
   2              $8.01                       $8.51           $10.01
   3              $8.40                       $8.93           $10.50
   4              $8.80                       $9.35           $11.00
   5              $9.21                       $9.79           $11.51
-------------------------------------------------------------------------
   6              $9.63                      $10.23           $12.04
   7             $10.13                      $10.76           $12.66
   8             $10.62                      $11.28           $13.28
   9             $11.10                      $11.79           $13.88
-------------------------------------------------------------------------



                         DAYWORK LEARNER RATE STRUCTURE
                         ------------------------------

 Labor                 Minimum              Maximum                  Maximum
 Grade                  Rate                 Rate                     Weeks
----------------------------------------------------------------------------

     3                  $7.75                $8.61                       3
     4                  $8.09                $8.99                       6
     5                  $8.53                $9.48                      13
----------------------------------------------------------------------------
     6                  $9.01               $10.01                      26
     7                  $9.83               $10.92                      52
     8                 $10.61               $11.79                      78
----------------------------------------------------------------------------
     9                 $11.48               $12.76                     104
----------------------------------------------------------------------------

                                                  EFFECTIVE NOVEMBER 20. 1995
SECTION 11.5. WAGE RATES


                             DAYWORK RATE STRUCTURE
                             ----------------------

Labor                 minimum                Mid-Range              Maximum
Grade                   Rate                    Rate                 Rate
---------------------------------------------------------------------------

    1                  $7.93                   $8.36                $8.80
    2                  $8.29                   $8.75                $9.21
    3                  $8.69                   $9.18                $9.66
    4                  $9.10                   $9.60               $10.11
    5                  $9.58                  $10.11               $10.64
-------------------------------------------------------------------------
    6                 $10.12                  $10.68               $11.24
    7                 $11.06                  $11.67               $12.28
    8                 $11.93                  $12.60               $13.26
    9                 $12.91                  $13.64               $14.35
-------------------------------------------------------------------------
   10                 $14.65                  $15.46               $16.28
-------------------------------------------------------------------------


                            PIECEWORK RATE STRUCTURE
                            ------------------------

Labor             Base                     Hourly             Earning
Grade             Rate                       Rate            Objective
-------------------------------------------------------------------------

   1              $7.81                     $8.30              $9.77
   2              $8.17                     $8.68             $10.21
   3              $8.57                     $9.11             $10.71
-------------------------------------------------------------------------
   4              $8.98                     $9.54             $11.22
   5              $9.39                     $9.99             $11.74
   6              $9.82                    $10.43             $12.28
-------------------------------------------------------------------------
   7             $10.33                    $10.98             $12.91
   8             $10.83                    $11.51             $13.55
   9             $11.32                    $12.03             $14.16
-------------------------------------------------------------------------



                         DAYWORK LEARNER RATE STRUCTURE

 Labor                Minimum                Maximum                     Maximum
 Grade                 Rate                   Rate                       Weeks
-------------------------------------------------------------------------------

   3                  $7.91                   $8.78                        3
   4                  $8.25                   $9.17                        6
   5                  $8.70                   $9.67                       13
-------------------------------------------------------------------------------



Labor                Minimum                Maximum                     Maximum
 Grade                 Rate                   Rate                       Weeks
-------------------------------------------------------------------------------

   6                  $9.19                  $10.21                       26
   7                 $10.03                  $11.14                       52
   8                 $10.82                  $12.03                       78
-------------------------------------------------------------------------------
   9                 $11.71                  $13.02                      104
-------------------------------------------------------------------------------


                           EFFECTIVE NOVEMBER 18, 1996
                           ---------------------------

SECTION 11.6. WAGE RATES

                             DAYWORK RATE STRUCTURE
                             ----------------------

Labor                minimum                Mid-Range             Maximum
Grade                  Rate                   Rate                 Rate
-------------------------------------------------------------------------

    1                  $8.09                   $8.53                $8.98
    2                  $8.46                   $8.93                $9.39
    3                  $8.86                   $9.36                $9.85
-------------------------------------------------------------------------
    4                  $9.28                   $9.79               $10.31
    5                  $9.77                  $10.31               $10.85
    6                 $10.32                  $10.89               $11.46
-------------------------------------------------------------------------
    7                 $11.28                  $11.90               $12.53
    8                 $12.17                  $12.85               $13.53
    9                 $13.17                  $13.91               $14.64
-------------------------------------------------------------------------
   10                 $14.94                  $15.77               $16.61
-------------------------------------------------------------------------




                            PIECEWORK RATE STRUCTURE
                            ------------------------

 Labor               Base                     Hourly        Earning
 Grade               Rate                      Rate        Objective
---------------------------------------------------------------------

  1                 $7.97                      $8.47          $9.97
  2                 $8.33                      $8.85         $10.41
  3                 $8.74                      $9.29         $10.92
---------------------------------------------------------------------
  4                 $9.16                      $9.73         $11.44
  5                 $9.58                     $10.19         $11.97
  6                $10.02                     $10.64         $12.53
---------------------------------------------------------------------
  7                $10.54                     $11.20         $13.17
  8                $11.05                     $11.74         $13.82
  9                $11.55                     $12.27         $14.44
---------------------------------------------------------------------

                                      -23-


                         DAYWORK LEARNER RATE STRUCTURE
                         ------------------------------

 Labor                 Minimum              Maximum                 Maximum
 Grade                   Rate                 Rate                   Weeks
----------------------------------------------------------------------------
   3                    $8.07                $8.96                      3
   4                    $8.42                $9.35                      6
   5                    $8.87                $9.86                     13
-------------------------------------------------------------------------
   6                    $9.37               $10.41                     26
   7                   $10.23               $11.36                     52
   8                   $11.04               $12.27                     78
-------------------------------------------------------------------------
   9                   $11.94               $13.28                    104
-------------------------------------------------------------------------



                SECTION 11.7. DAYWORK JOB CLASSIFICATIONS. All jobs will be placed within one of the classifications listed below and will be given a labor grade by the Company based on professionally accepted standards. Prior to the starting of a new job classification or a changed job classification the Company shall notify the Union and furnish the Union with a job description and the proposed rates of pay applicable to such classification. When a new or changed classification has been in operation for a period of thirty (30) days, either the Company or the Union may, within the succeeding thirty (30) days, request negotiations pertaining to the rate for a new or changed job classification. In the absence of a request during such period, the rates contained in the Company's notice shall be deemed permanent upon the expiration of the second thirty (30) day period. Where negotiations are requested, the rates resulting therefrom shall constitute the permanent rates. Where negotiations do not result in establishing agreed rates, the issue shall be taken up at Step 3 of the grievance procedure and processed in accordance with the provisions.

LABOR GRADE                    CLASSIFICATION NAME

     3                         Conveyor Paint Line
     4                         Degreaser
     5                         Driver-Shop Truck or Stacker
     3                         Line Inspector
     4                         Inspector
     7                         Inspector
     7-11                      Leader

     10                        Maintenance Mechanic (major)
     7                         Maintenance Mechanic (minor)
     6                         Painter
     6                         Receiving Clerk
     3                         Repairer
     8                         Setter Punch Press
     5                         Setter Assembly
     7                         Setter Welding
     5                         Shipping Order Filler
     3                         Stock Helper & Stacker
     5                         Stockkeeper
     10                        Toolmaker


SECTION 11.8. PIECEWORK JOB CLASSIFICATIONS

LABOR GRADE                    CLASSIFICATION NAME
    2                          Assembler
    3                          Assembler
    4                          Assembler
    3                          Bench Worker
    4                          Drill Press
    3                          Grinder
    4                          Milling Machine
    5                          Polisher
    4                          Punch Press (Secondary)
    5                          Punch Press (Automatic)
    5                          Welder
    8                          Setter  Punch Press
    5                          Setter  Assembly

    7                          Setter Welding







SECTION 11.9. EMPLOYEE CLASSIFICATION PLAN FOR DAYWORK EMPLOYEES

                1. ASSIGNED WORK IN ONE CLASSIFICATION
                --------------------------------------

                An employee regularly assigned to perform work in one daywork classification shall be classified in such daywork classification.

                2. ASSIGNED WORK IN TWO OR MORE CLASSIFICATIONS
                -----------------------------------------------

                (a) In same labor grade. An employee regularly assigned to perform work in two or more daywork classifications in the same labor grade shall be classified in the daywork classification which covers the work which occupies the greatest percentage of the employee's time.

                (b In different labor grades. An employee regularly assigned to perform work in daywork classifications in two or more labor grades shall be classified in the highest daywork classification which covers work that occupies ten percent (10%) or more of the employee's time.

                3. CALCULATION OF PERCENTAGES
                -----------------------------

                In order that the calculation of percentages referred to herein will reflect average conditions, a sufficient period of time, in the past or projected into the future, shall be used so that all of an employee's regular assignments are included, and normal variations in time spent on each assignment are taken into consideration.

                SECTION 11.10. EMPLOYEE CLASSIFICATION PLAN FOR PIECEWORK EMPLOYEES

                1. ASSIGNED JOBS IN ONE CLASSIFICATION
                --------------------------------------

                An employee regularly assigned to perform operations all of which are classified in the same piecework classification shall be classified in such piecework classification.

                2. ASSIGNED JOBS IN TWO OR MORE CLASSIFICATIONS
                -----------------------------------------------

                (a) In same labor grade. An employee regularly assigned to perform operations classified in two or more piecework classifications in the same labor grade shall be classified in the piecework classification which covers the work which constitutes the greatest percentage of the employee's piecework earnings. For example, an employee who makes 60% of his piecework earnings from Grade 2 Assembly work and 40% from B22 Bench Work will be classified as a Grade 2 Assembler.

                (b) In different labor grades. An employee regularly assigned to perform operations classified in piecework classifications in two or more labor grad es shall be classified in the highest piecework classification which covers operations that constitute ten percent (10%) or more of the employee's piecework earnings.

                  3. CALCULATION OF PERCENTAGES
                  -----------------------------

                In order that the calculation of the percentages referred to herein will reflect average conditions, a sufficient period of time, in the past or projected into the future, shall be used so that all of an employee's regular assignments are included, and normal variations in time spent on each assignment are taken into consideration.

                SECTION 11.11. DAYWORK WAGE PAYMENT PLAN

                1. PURPOSE
                ----------

                The purpose of the Daywork Wage Payment Plan is to encourage high employee productivity by enabling employees to earn a rate of pay within their rate range on the basis of their demonstrated performance, reliability, and length of time on the assigned job.

                2. DEFINITIONS
                --------------

                "Maximum Rate". The maximum rate is the rate which represents the value of the job. It is the rate which the average skilled employee will be paid when he has been assigned to a classification for a sufficient period of time to demonstrate his ability to perform all of the requirements of the job in a reliable and workmanlike manner.

                "Mid-Range Rate." The mid-range rate is ninety-five percent (95%) of the maximum rate. An employee who fails to show that he merits a rate equal to or above the mid-range rate within a reasonable period of time after his assignment to a classification should be considered unqualified and be removed from the job.

                "Minimum Rate". The minimum rate is ninety (90%) of the maximum rate. A new employee, or an employee newly assigned to a classification who has some experience on the type of work required will normally be paid between the minimum and the mid-range rate.

                3. DAYWORK RATE STRUCTURE
                -------------------------

                The daywork rate structure shall be set forth in the separate schedule entitled "Daywork Rate Structure."

                4. STARTING RATES
                -----------------

                (a) All employees who are hired after November 14, 1994 will be paid the following wage rates for the term of this contract, and with respect to such employees this provision will supercede all other terms of the contract to the contrary:

                 Labor Grades 1-3:                         $6.50/Hour
                 Labor Grades 4-6:                         $7.50/Hour

                 Labor Grades 7-9:                         $9.50/Hour

                 Labor Grade10:                            $10.00/Hour

         Such employees assigned to piecework jobs will have the above rates as their base rates. The contractual piecework formula will then apply to those rates.

                  (b) Subject to paragraph (a) above, an employee assigned to a classification will be paid a rate within the rate range of his classification on the basis of an evaluation of his experience on the type of work required, either within the Company or elsewhere, except as provided in Section 8 below.

                  5. INCREASES
                  ------------

                An employee's rate will be reviewed at frequent intervals, and increases within the rate range of his classification will be granted when warranted on the basis of the employee's demonstrated performance and reliability.

                  6. TEMPORARY ASSIGNMENTS
                  ------------------------

                An employee temporarily assigned to a different daywork classification for a period of one full week or more shall be paid a rate within the rate range of such classification to which he is temporarily assigned. When an employee is temporarily assigned for one full day or more to a job on which he has previously worked at least five (5) full days, he will be paid a temporary rate within the rate range of such temporary job. But in no case shall his rate for the temporary assignment be less than his rate for his regular classification.

                An employee temporarily assigned to work classified in a piecework classification will continue to be paid his regular daywork rate, except that if his earnings on priced piecework operations exceed his regular rate for the day, he will be paid such piecework earnings in excess of his regular rate.

                7. MEDICAL TREATMENT
                --------------------

                An employee will be paid his regular daywork rate for time spent during his regular shift while receiving medical treatment at the Company's direction in case of injury arising out of and in the course of employment, provided he performs work for the Company on the day such treatment is received.

                8. LEARNERS
                -----------

                Except for employees hired after November 14, 1994, an employee newly assigned to a classification, who has no experience or requires training to perform the minimum requirements of such classification in labor grades 3 to 9 may be identified as learner and paid a rate below the minimum rate for his classification but not lower than the minimum learner rate specified in the separate schedule entitled "Daywork Learner Rate Structure." His rate will be reviewed at regular intervals and increases will be granted consistent with his progress in learning and performing the work assigned. Not later than the time limits set forth in the schedule, the employee's learner rate will be discontinued and the employee will be paid a rate within the rate range of his classification in accordance with all other provisions of the Plan.


                9. OVERTIME AND INVENTORY
                -------------------------

                An employee assigned to work outside his regular working hours or during inventory will be paid the rate applicable to such work.

                SECTION 11.12.

         A.     PIECEWORK WAGE PAYMENT PLAN

                1. PURPOSE
                ----------

                The purpose of the Piecework Wage Payment Plan is to encourage high employee productivity by enabling employees to attain piecework earnings in direct relation to their productivity.

                2. DEFINITIONS
                --------------

                "SELECT TIME" The select time for an operation is the time required for a skilled pieceworker to perform the operation when working under standard working conditions and under full incentive stimulation. Select time does not include allowances for incidental duties, fatigue, personal, delays, etc.

                "STANDARD TIME" The standard time for an operation is the total time established for the performance of the operation. The standard time is based on select time, but includes allowances added for incidental duties, fatigue, personal, delays, etc.

                "PRODUCTION STANDARD" The production standard for an operation is the number of pieces which will be produced per hour when the operation is performed within the standard time. The production standard is computed by dividing the standard time into 60:

                    Production Standard  =      60
                                           -------------
                                           Standard Time

                "BASE Rate" The base rate is the monetary rate used to calculate piecework pieces and is the rate of pay an employee will earn on a priced piecework operation when producing the number of pieces per hour equal to the production standard. The base rate is also used as the minimum earnings guaranteed a pieceworker when working on a priced piecework operation and for other purposes described below.

                "HOURLY RATE" The hourly rate is a rate of pay which is paid to pieceworkers under certain circumstances when not working on a priced piecework operation. The hours rate is six and a quarter percent (6.25%) above the base rate. The application of the hourly rate is described below.

                "EARNING OBJECTIVE" The earning objective is the rate of pay an employee will earn on a priced piecework operation when exceeding the production standard by twenty-five percent (25%).

                3. STANDARD ALLOWANCE IN STANDARD TIME
                --------------------------------------

                After the select time and incidental allowance included in the time study of an operation are totalled, a standard allowance shall be calculated as follows:


                (a) Nineteen and four tenths percent (19.4%) of such total shall be added to bring the select time and incident allowances up to the industry concept of normal performance and to cover personal time, fatigue, an miscellaneous delays. The time required for personal time, fatigue and miscellaneous delays will vary from day to day. The standard allowance covers the average time required.

                  (i) The allowance for personal time compensates for up to thirty (30) minutes per day to meet washroom and other personal needs.

                  (ii) The allowance for fatigue covers all piecework operations, taking into consideration:

                         a. Employees are reasonably suited for
                  the classification to which they are assigned and, therefore, are capable of performing the work without undue strain.


                         b. Standard times compensate for all measurable items,
                  such as weight, distance, etc., in terms of time.

                         c. Classifications are evaluated to compensate for
                  working conditions.

                  (ii) The allowance for miscellaneous delays compensates for delays of six (6) minutes duration or less which are not included in the time study, such a job variations, interruptions, normal make ready, normal clean-up, change-over from one operation to another, punching job tickets in and out where required, recording pieces produced, making out time-cards, receiving instructions, etc.

                (b) Twenty-five percent (25%) of the total arrived at in the preceding paragraph (a) shall be added to provide the opportunity to exceed the production standard through the application of incentive effort by the pieceworker.

                4. PIECEWORK RATE STRUCTURE
                   ------------------------

                The piecework rate structure shall be as set forth in the separate schedule entitled "Piecework Rate Structure"

                5. PIECEWORK PRICES
                   ----------------

                Piecework prices are computed by multiplying the standard time by the base rate times 100 and dividing by 60.

                Piecework Price per 100 = STD.  TIME X BASE RATE X 100
                                          -----------------------------
                                                          60

                6. APPLICATION OF STANDARDS AND PRICES
                   -----------------------------------

                Established production standards and piecework prices shall apply to an operation only when the methods and conditions are precisely the same as those upon which the standards and prices are based.

                  (a) An established production standard and piecework price for an operation shall not be changed so long as the methods and conditions remain precisely the same as those upon which the standard and price are based, except that arithmetical and clerical errors may be corrected at any time.

                   (b) When a change occurs in the methods or conditions upon which the standard and price are based, the standard and price shall not be applicable to such changed operation.

                   (c) The Company will establish standards and prices on piecework operations without undue delay.

                   (d) There shall be no limit on the earnings a pieceworker may earn provided:

                       (i) The employee performs the operation under the precise
                   condition and methods on which the production standard and piecework price are based.

                       (ii) The employee maintains the quality standards
                   required on the operation.

                       (iii) Time paid by the hour is accurately recorded.



                7. SPECIAL PIECEWORK PRICES
                   ------------------------

                A special piecework price may be established for a temporary period during which an operation is performed under one or more of the following conditions:

                  (a) Tooling, methods, or material are under investigation, and have not yet been approved for establishment of the permanent standard and piecework price.

                  (b) An operation is changed and is not yet ready for the establishment of the permanent standard and the piecework price.

                  (c) An operation is performed under methods or conditions different from those upon which the standard and price are based, and such methods or conditions are not adopted as an approved change.

                  8. ALLOWANCE PAYMENTS
                     -------------------

                Allowance payments in addition to piecework earnings will be paid under certain circumstances:

                (a) Payment of Average Earnings.

An Employee will be paid an allowance at his average earnings for the following:

                  (1) Instructing other employees.

                  (2) Performing no-price set-up or tear down operations for other employees/

                  (3) Acting as an assistant supervisor or leader.

                  (4) Attending meetings called by the Company

                  (5) Steward attending grievance meeting with management.

                  (6) Employee representative attending safety committee meeting with management.

        A pieceworker's average earnings shall be computed an the basis of his average hourly earnings for the first four (4) of the last six (6) weeks worked prior to the week in which the allowance is paid, excluding night shift differential and premium pay for overtime worked. However, no week in which the employee has worked less than twenty (20) hours, nor any week in which the employee's average earnings are adversely affected as the result of an on-the-job injury, shall be used for such computation; in this event, the next prior week in which he has worked twenty (20) or more hours shall be used. An employee who has been transferred to a piecework classification within the last six (6) weeks prior to the week in which the allowance is paid shall have his average hourly earnings for the entire period of such recent assignment to piecework up to and including the day before the payment of the allowance, excluding night shift differential and premium pay for overtime worked.

         (b) Payment of Hourly Rate

         (1) An employee will be paid an allowance at the hourly rate of his classification for the
             following:

                a. Performing no-price piecework operations.

                b. Performing extra work not covered by a piecework price where the time necessary to perform such extra work can be accurately estimated.

                c. Standing by or performing a substitute assignment other than a priced piecework operation in lieu of idle time during any period in excess of six (6) minutes where a delay of more than six (6) minutes occurs while an employee is working on a period piecework operation.

                d. Reworking materials, parts, or assemblies where no standard and piecework price are established.

                e. Grievant attending grievance meetings with management.

                f. Employee injured on the job, for time lost on day of injury as provided in Section 10.2.

         (2) An employee will be paid an allowance to bring his earnings up to the hourly rate of his classification during any period when he is directed to continue operating a priced piecework job under conditions or methods which impede his output, where such methods or conditions are other than those upon which the standard and price are based.

         (3) An employee will be paid an allowance at the hourly rate two (2) labor grades higher than the hourly rate for his classification for setup or tear-down of a machine when changing over from one operation to another, where such work is not covered by a standard and price.

         (c) Payment of Base Rate.

         (1) An employee will be paid an allowance to bring his earnings up to the base rate of his classification for the time that he works on each priced piecework operation.

        In order to be eligible for such allowance, the employee shall notify his supervisor in advance and the time the job is started and completed will be recorded and initialled by both the employee and the supervisor. Deductions will be made from the recorded time for any period during which the employee is paid an allowance based on time, or for time away from the job for personal time in excess of that allowed in the piecework price or for lunch.

         (2) An employee who due to his own fault produces faulty pieces or performs work on faulty pieces or performs work on faulty material or pieces while working on a priced piecework operation, where the quantity of such faulty pieces is in excess of the acceptable percentage of faulty pieces shall be paid as follows:

                a. He shall not receive credit for the excess number of faulty pieces in calculating his piecework earnings.

                b. He shall be paid the base rate for time spent in producing such excess number of faulty pieces. The allowance shall be computed by the formula:

         Allowance = 80% x no. faulty pcs. x price.

         This provision shall be inoperative if the employee has already received his pay at the time of the discovery of the error, or if the Company uses the faulty pieces without increased cost for inspecting, sorting, reworking, or for paying special rates or allowances.

         (d) In order to be eligible to receive an allowance as provided herein, an employee shall notify his supervisor of the condition for which an allowance is payable.

         Allowances shall not be paid for any time prior to such notification.

         (e) An employee will not become eligible to receive the allowance payments set forth herein until he has demonstrated by actual performance that he can consistently maintain piecework earnings equal to or higher than the hourly rate for his classification. Until such time an employee reaches the required level of output, he shall be paid for such allowance conditions at a rate between the base rate and the hourly rate of his classification on a merit rating basis.



         9. LEARNERS
            --------

                An employee newly assigned to a classification in labor grades 3 to 7 may be identified as a learner and paid a rate between the base rate less 10% and the hourly rate of his classification on a merit rating basis, such rate to be paid for total time worked, whether on priced or no-priced piecework operations. However, not later than the time limits set forth below, the employee's learner rate will be discontinued and the employee shall be paid in accordance with all the other provisions of the Plan.

               Labor Grade    Time Limit
               -----------    ----------


                   3            2 weeks
                   4            4 weeks
                   5            8 weeks
                   6           16 weeks
                   7           26 weeks


                10. OVERTIME ASSIGNMENTS
                    --------------------

                A piecework employee assigned to work other than priced piecework operations outside his regular working hours or during inventory shall be paid the rate applicable to such work.

         B. GROUP INCENTIVE PLAN
            --------------------

                In any case where two or more Employees are working on an incentive part, they will be paid in accordance with a group incentive rate as established by the Company. Such rate will be the existing incentive rate as measured by the count of finished parts produced by the group.

         C. Notwithstanding anything to the contrary in Section 11.12 above, the Company will have the right to set standards using MTM or Watchtime methods.

                SECTION 11.13. NOTICE OF RATES. When the Company changes a piecework rate in accordance with the provisions of this Agreement, the Union Steward and the Union will be given written notice of such change prior to its being placed into effect. The Union Steward and the Union will be given the following:

         a. Data explaining the reason for the change and supporting the accuracy of the new rate;

         b. Upon request, a meeting with management, consisting of no more than 3 employees in the affected area, to discuss the new rate;

         C. An opportunity to study the rate with an expert selected by the Union and to present the findings to the Company.

        The Company will be entitled to put the new rate into effect after notice to the Union steward; provided that any subsequent disagreement with the rate that cannot be resolved after the above requests have been satisfied will be subject to the grievance procedure.

                                    ARTICLE XII

                                    INSURANCE
                                    ---------

                SECTION 12.1. AGREEMENT TO CONTRIBUTE. The Employer agrees that for each employee with thirty (30) days or more of service and in the active employ of the Company (except as modified in Section 12.9(b) and Section 12.9(c) of this Article), it shall make the monthly contributions to the Central States Joint Board Health and Welfare Trust Fund for coverage under its "Plan B" as follows:

                SECTION 12.2. INITIAL CONTRIBUTIONS. Effective January 1, 1995, the contributing employer agrees to pay on behalf of each eligible employee as described in Section 1 into the Central States Joint Board, Health & Welfare Trust Fund, an amount not to exceed $205.00 per month.

                SECTION 12.3. SUCCEEDING CONTRIBUTIONS. Effective January 1, 1996, and January 1, 1997, the contributing employer agrees to pay on behalf of each eligible employee as described in Section 12.1 into the Central States Joint Board, Health and Welfare Trust Fund, an amount that shall not exceed the previous year's rate by more than 18%. The actual contribution level shall be determined after completion of an actuarial study of the Fund.

                The contributing Employer shall be notified in writing of the monthly contribution actuarially determined not later than 60 days preceding January 1, of each year.

                SECTION 12.4. PURPOSES. The Fund shall use these payments for purposes permitted under the Trust Agreement and to provide health, welfare, death and such other benefits as permitted by said Trust Agreement, as amended, from time to time, and by Section 302(c) of the Labor Management and Relations Act of 1947 and the Employee Retirement Income Security Act of 1974.

                SECTION 12.5. IRREVOCABLE TRUST. The Union represents that the Fund is an irrevocable Trust heretofore created by an Agreement and Declaration of Trust (Trust Agreement), pursuant to Collective Bargaining Agreements between certain employers and the Union.

                SECTION 12.6. REPRESENTATION AS TO LAWFULNESS AND OUALIFICATION.
(a) The Union represents to the Company that said Trust is lawful and is qualified under all applicable provisions of the Internal Revenue Code, so that all contributions by the Company will be deductible for income tax purposes; and the obligation of the Company to contribute to the Trust shall cease at any time the Fund loses its qualification under the Internal Revenue Code.

                (b) The Company's sole liability shall be for the payment of the monthly contributions set forth in Sections 1, 2, & 3, of this Article and in no way guarantees payment of the benefits established by Trust Fund nor the solvency of the Fund.

                SECTION 12.7. JOINT ADMINISTRATION. The Union represents that this Fund is administered jointly by Trustees equal in number appointed by the Union and appointed by the Employers who contribute to the Fund.

                SECTION 12.8. AUTHORITY OF TRUSTEES. The Trustees of the Fund shall have the sole power (a) to construe the provisions of the Trust Agreement and rules and regulations and all terms used therein, and (b) to determine all disputes with respect to eligibility, the right to participate in benefits of the Fund, time, method of payment, payment during periods of Employee illness or disability, methods of enforcement of payment and related matters, and any construction adopted and any determination made by the Trustees in good faith shall be final and binding upon all Employers, Employees, participants, legal representatives, dependents, relatives and all persons and parties.



                SECTION 12.9. EMPLOYER PAYMENTS. The Employer payments to the Fund shall be as follows:

                  (a) The amount per Employee per month shall be paid for each Employee covered by this Agreement by the 10th of the month next following the end of the Employee's probationary period and by the 10th of each month thereafter, and who has received at least eight (8) hours of compensation for that month, including the month in which an employee terminates active employment.

                  (b) If a covered Employee is absent because of non-occupational illness or injury, the Employer shall pay the required payment for a minimum of Two (2) additional month(s) following the month in which the illness or injury occurred.

                  (c) If a covered Employee is absent because of occupational illness or injury, the Employer shall pay the required payment for a period of two (2) month(s).

                SECTION 12.10. DELINQUENCIES.

                (a) Whenever the Trustees of the Fund determine thatthe Company is delinquent in making payments to the Fund, as required undernthis Article or the rules and regulations of the Fund then the Company shall be responsible for any losses of any Health & Welfare benefits resulting thereby and agrees to make full reimbursement to the Fund for all costs incurred in the collection of said delinquencies or the enforcement of this Article.

                (b) The Union also may elect to submit the issue of delinquencies to the grievance-arbitration procedure. In the event a judgment by a court of competent jurisdiction or an arbitrator against the Company for payment of such delinquencies is not complied with within three (3) weeks after such award is sent by registered or certified mail to the Company, the Union may order a strike or picketing to enforce the judgment or award, notwithstanding the provisions of Article III of this Agreement. Upon compliance with the judgment or award, such activity shall cease.



                SECTION 12.11. CORRECTIONS OF ERRONEOUS CONTRIBUTIONS. No payment of credits, due to contributions made by the employer for an ineligibleemployee, or for family plan premiums submitted in error, shall be allowed if claim for such credit is not made on or prior to the last day of the month for which the report containing the error was due and payable.


                SECTION 12.12. SUPPLEMENTAL COVERAGE. Effective January 1, 1991, employees shall pay $8.00 per week to the Company, and the Company shall pay the cost to provide the following insurance benefits, which supplement the benefits provided by the Central States Joint Board Health and Welfare Trust Fund Plan B:

                LIFE INSURANCE (employee only) -- $10,000.00

                SICKNESS AND ACCIDENT (Non-Occupational, employee only) 65% of salary for employees with 3 years or more seniority, and 60% of salary for employees with less than 3 years seniority, to a maximum weekly benefit of $300.00 from the first day of an accident, eighth day of an illness, for a maximum of 26 weeks.

                DENTAL (Employee Only as per Plan B) After a payment of $500 in any one year by the Central States Joint Board, Health and Welfare Trust Fund pursuant to its published schedule of procedures existing as of the date hereof, the Company will supplement such benefits by extending said published schedule of procedures to a maximum overall payment by the Company of $500 per individual.

                The provisions of this Section 12.12 are subject to the terms and provisions of the insurance policy or policies issued by the insurance carrier. Provided that these benefit levels are maintained, the Company may unilaterally change insurance carriers of such supplemental benefits during the term of this Agreement in order to obtain cost or administrative advantages.

                Employees shall, as a condition of obtaining such supplemental benefits, execute such reasonable authorizations permitting payroll deductions of $8.00 per week as the Company may from time-to-time request. Employees shall be required to provide reasonable and adequate data to substantiate claims pursuant to this Article.

                SECTION 12.13. The Union will provide the Company with reasonable claims experience information annually as requested by the Company.

                                  ARTICLE XIII

                                  PENSION PLAN
                                  ------------

                Employees will be covered by the Health-O-Meter, Inc. 401(k) Plan which will be administered in accordance with its terms and applicable law. No Company action respecting the plan nor any disputes relating to the Plan will be subject to arbitration under this agreement, unless otherwise mutually agreed by the parties in writing.




                                   ARTICLE XIV

                           WAIVER AND ENTIRE AGREEMENT
                           ---------------------------

                The parties acknowledge that during the negotiations resulting in this Agreement, each had the unlimited right and opportunity to make demands and proposals with respect to any and all subjects or matters not removed by law from the area of collective bargaining and that the understandings and agreements arrived at by the parties after exercise of that right and opportunity are set forth in this Agreement and in any future Letters of Understanding. Therefore, the Company and the Union each voluntarily and unqualifiedly waive the right, and each agrees that the other shall not be obligated to bargain collectively with respect to any subject or matter referred to or covered in this Agreement, unless specifically provided in this Agreement to the contrary, even though such subject or matter may not have been within the knowledge or contemplation of either or both of the parties at the time that they negotiated or signed this Agreement.

                All rights and duties of both parties are specifically expressed in this Agreement and in any future Letters of Understanding and such expression is all-inclusive. This Agreement and any future Letters of Understanding constitute the entire agreement between the parties and concludes collective bargaining for its term except for the Grievance and Arbitration procedures set forth in Article VII, and the matters referred to in Article X, Section 10.5.


                                   ARTICLE XV

                              DURATION-OF AGREEMENT
                              ---------------------

                This Agreement shall remain in full force and effect until Midnight, November 13, 1997 and shall thereafter be continued for annual periods unless notice of termination is given in writing by registered or certified mail by either party at least sixty(60) days prior to November 13, 1997 or any subsequent annual expiration date.

        IN WITNESS WHEREOF, the parties hereto have hereunto set their hands and seals as of the day and year first above written.

MANUFACTURING, PRODUCTION IND
SERVICE WORKERS UNION, LOCAL           HEALTH-O-METER,  INC.
NO. 24, AFL-CIO

/s/ Dennis Mascolo                     /s/ Charles Shreiber
-------------------------------        -------------------------------
Business Representative                Director of Operations

/s/ Richard Lostroscia                 /s/ Valentinas Zilinskas
-------------------------------        -------------------------------
/s/ Janinina Wargacki                       V. P. H. R.
-------------------------------
/s/ Stanley Yarka
-------------------------------
/s/ William Buck
-------------------------------
/s/ Ross Hegner
-------------------------------
/s/ Diane Carmona
-------------------------------
/s/ Diana Chapman
-------------------------------
/s/ Eleanor Fleisleber
-------------------------------

/s/
-------------------------------
/s/
-------------------------------








                                    EXHIBIT A

                                   JOB OPENING

                           Date:_____________________

Department_____________________________________________________________________

Occupation_____________________________________________________________________

_______________________________________________________________________________


Classification_________________________________________________________________

                  PIECEWORK RATE                   DAYWORK RATE
                  --------------                   ------------


Base_____________________         Min.__________________________

Earning objective
(25%) over base_____________     Control_________________________


                If you wish to be considered for this job, apply at the Personnel Office.